UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 18, 2008

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

On September 18, 2008, DPL Inc. (the “Company”) issued a press release announcing that Company management will speak with investors and financial analysts on September 24, 2008, at the Merrill Lynch Power & Gas Leaders Conference.  A Company presentation will be broadcast via a live webcast at 7:45 a.m. Eastern Time on September 24, 2008, and will be available on the Company’s website at www.dplinc.com.  Interested parties are encouraged to visit the website fifteen minutes prior to the start of the webcast in order to properly access the presentation.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the presentation slides to be used during the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

99.1	DPL Inc. Press Release, dated September 18, 2008.

99.2	Presentation slides to be used during presentation on September 24, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 18, 2008
/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	DPL Inc. Press Release, dated September 18, 2008.	E

99.2	Presentation slides to be used during presentation on September 24, 2008.	E